UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2016
SUPERVALU INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5418	41-0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 828-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.
In connection with the sale of New Albertson’s, Inc. (“NAI”) by SUPERVALU INC. (the “Company”) in March 2013, the Company entered into Transition Services Agreements (collectively, the “TSA”) with each of NAI and Albertson’s LLC to support the divested NAI banners and the continuing operations of Albertson’s LLC. On September 6, 2016, NAI and Albertson’s LLC each notified the Company that it was again exercising its right to renew the term of their respective TSA for an additional year. Pursuant to this notice, the TSA will now expire on September 21, 2018 unless renewed again by notice given no later than September 21, 2017. As previously disclosed, the Company is in the process of winding down the services it provides to NAI and Albertson’s LLC under the TSA.
In addition to providing services under the TSA, the Company also receives services from NAI and Albertson’s LLC under the TSA. The Company intends to notify NAI and Albertson’s LLC that it is exercising its right to renew the term of each TSA for an additional year. Pursuant to this notice, the Company will be able to receive services under the TSA until September 21, 2018 unless renewed again by notice given no later than September 21, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 9, 2016

SUPERVALU INC.

By: /s/ Bruce H. Besanko

Bruce H. Besanko
Executive Vice President, Chief Operating Officer and Chief Financial Officer
(Authorized Officer of Registrant)